EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended March 31, 2022 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)

Forward-looking Statements:
This supplemental package of Global Net Lease, Inc. (the “Company”) includes “forward looking statements.” These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” "expects," “estimates,” “projects,” “plans,” “intends,” “may," "will," "would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the potential adverse effects of (i) the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19 and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S., the European Union, and other countries, as well as other public and private actors and companies, on the Company, the Company's tenants and the global economy and financial markets, and (b) that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risk and uncertainties set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Accounting Treatment of Rent Deferrals
All of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO (as defined below) has not been, and the Company does not expect it to be, significantly impacted by deferrals it has entered into. In addition, since the Company currently believes that these deferral amounts are collectable, it has excluded from the increase in straight-line rent for AFFO (as defined below) purposes the amounts recognized under generally accepted accounting principles (“GAAP”) relating to rent deferrals.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), and Cash Net Operating Income (“Cash NOI”). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities,

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Key Metrics
As of and for the three months ended March 31, 2022
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$97,133
Net income attributable to common stockholders	$5,483
Basic and diluted net income per share attributable to common stockholders [1]	$0.05
Cash NOI [2]	$87,150
Adjusted EBITDA [2]	$75,703
AFFO attributable to common stockholders [2]	$44,331
Dividends per share - first quarter [3]	$0.40
Dividend yield - annualized, based on quarter end share price	10.2%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $15.73 for common shares, $25.54 for Series A preferred shares and $25.05 for Series B preferred shares	$1,923,420
Net debt [4] [5]	2,328,405
Enterprise value	$4,251,825

Total capitalization	$4,375,327

Total consolidated debt [5]	$2,451,907
Total assets	$4,152,740
Liquidity [6]	$225,858

Common shares outstanding as of March 31, 2022 (thousands)	103,910
Common share price, end of quarter	$15.73

Net debt to enterprise value	54.8%
Net debt to annualized adjusted EBITDA [7]	7.7	x

Weighted-average interest rate cost [8]	3.4%
Weighted-average debt maturity (years) [9]	4.0
Interest Coverage Ratio [10]	3.6	x

Real Estate Portfolio
Number of properties	309
Number of tenants	137

Square footage (millions)	39.3
Leased	98.7%
Weighted-average remaining lease term (years) [11]	8.4
Footnotes:
[1]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Represents quarterly dividend per share rate based off the annualized dividend rate of $1.60.
[4]  Represents total debt outstanding of $2.5 billion, less cash and cash equivalents of $123.5 million.
[5]  Excludes the effect of mortgage discounts and deferred financing costs, net.
[6]  Liquidity includes $102.4 million of availability under the credit facility and $123.5 million of cash and cash equivalents.
[7]  Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended March 31, 2022 multiplied by four.
[8] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[9]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[10] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[11] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022

Consolidated Balance Sheets
Amounts in thousands

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$505,823	$511,579
Buildings, fixtures and improvements	3,394,391	3,424,431
Construction in progress	6,377	6,975
Acquired intangible lease assets	710,418	748,363
Total real estate investments, at cost	4,617,009	4,691,348
Less accumulated depreciation and amortization	(810,182)	(810,686)
Total real estate investments, net	3,806,827	3,880,662
Assets held for sale	3,360	—
Cash and cash equivalents	123,502	89,668
Restricted cash	4,572	3,643
Derivative assets, at fair value	15,262	4,260
Unbilled straight-line rent	67,672	74,221
Operating lease right-of-use asset	52,465	52,851
Prepaid expenses and other assets	51,184	49,178
Due from related parties	447	—
Deferred tax assets	1,470	1,488
Goodwill and other intangible assets, net	21,808	22,060
Deferred financing costs, net	4,171	4,925
Total Assets	$4,152,740	$4,182,956

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,399,713	$1,430,915
Revolving credit facility	260,270	225,566
Term loan, net	273,197	278,554
Senior notes, net	492,077	491,735
Acquired intangible lease liabilities, net	28,158	29,345
Derivative liabilities, at fair value	991	4,259
Due to related parties	892	893
Accounts payable and accrued expenses	29,218	25,887
Operating lease liability	23,247	22,771
Prepaid rent	36,228	32,756
Deferred tax liability	7,983	8,254
Taxes payable	—	—
Dividends payable	5,428	5,386
Total Liabilities	2,557,402	2,556,321
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	46	45
Common stock	2,369	2,369
Additional paid-in capital	2,678,030	2,675,154
Accumulated other comprehensive income	15,309	15,546
Accumulated deficit	(1,108,645)	(1,072,462)
Total Stockholders’ Equity	1,587,177	1,620,720
Non-controlling interest	8,161	5,915
Total Equity	1,595,338	1,626,635
Total Liabilities and Equity	$4,152,740	$4,182,956

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Revenue from tenants	$97,133	$106,516	$95,758	$99,564

Expenses:
Property operating	7,460	10,962	6,747	7,467
Operating fees to related parties	10,076	10,050	9,880	9,479
Impairment charges	230	9,619	1,199	6,707
Acquisition, transaction and other costs	8	42	54	28
General and administrative	3,894	4,991	3,911	4,201
Equity-based compensation	2,727	2,727	2,721	3,007
Depreciation and amortization	39,889	42,025	41,665	39,702
Total expenses	64,284	80,416	66,177	70,591
Operating income before loss on dispositions of real estate investments	32,849	26,100	29,581	28,973
Gain (loss) on dispositions of real estate investments	—	296	1,195	(7)
Operating income	32,849	26,396	30,776	28,966
Other income (expense):
Interest expense	(24,123)	(24,101)	(24,858)	(24,018)
Gain (loss) on derivative instruments	4,615	941	3,560	(514)
Other income (expense)	295	180	(158)	84
Total other expense, net	(19,213)	(22,980)	(21,456)	(24,448)
Net income before income taxes	13,636	3,416	9,320	4,518
Income tax expense	(3,095)	(6,212)	(1,930)	(1,930)
Net income (loss)	10,541	(2,796)	7,390	2,588
Preferred stock dividends	(5,058)	(5,016)	(5,016)	(5,016)
Net income (loss) attributable to common stockholders	$5,483	$(7,812)	$2,374	$(2,428)

Basic and Diluted Earnings (Loss) Per Share:
Net income (loss ) per share attributable to common stockholders — Basic and Diluted	$0.05	$(0.08)	$0.02	$(0.14)

Weighted average shares outstanding — Basic and Diluted	103,596	103,581	101,478	96,386

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
EBITDA:
Net income (loss)	$10,541	$(2,796)	$7,390	$2,588
Depreciation and amortization	39,889	42,025	41,665	39,702
Interest expense	24,123	24,101	24,858	24,018
Income tax expense	3,095	6,212	1,930	1,930
EBITDA [1]	77,648	69,542	75,843	68,238
Impairment charges	230	9,619	1,199	6,707
Equity-based compensation	2,727	2,727	2,721	3,007
Acquisition, transaction and other costs	8	42	54	28
(Gain) loss on dispositions of real estate investments	—	(296)	(1,195)	7
(Gain) loss on derivative instruments	(4,615)	(941)	(3,560)	514
Other (income) expense	(295)	(180)	158	(84)
Reimbursement of financing costs from McLaren loan [2]	—	—	—	(5,234)
Adjusted EBITDA [1]	75,703	80,513	75,220	73,183
Operating fees to related parties	10,076	10,050	9,880	9,479
General and administrative	3,894	4,991	3,911	4,201
NOI [1]	89,673	95,554	89,011	86,863
Amortization related to above and below-market lease intangibles and right-of-use assets, net	330	(56)	81	158
Straight-line rent	(2,853)	(1,663)	(1,658)	(1,483)
Cash NOI [1]	$87,150	$93,835	$87,434	$85,538

Cash Paid for Interest:
Interest Expense	$24,123	$24,101	$24,858	$24,018
Non-cash portion of interest expense	(2,596)	(2,614)	(2,590)	(2,395)
Amortization of mortgage discounts	(251)	(258)	(263)	(187)
Total cash paid for interest	$21,276	$21,229	$22,005	$21,436
Footnote:
[1] For the three months ended March 31, 2022, December 31, 2021 and September 30, 2021, includes income from a lease termination fee of $0.3 million, $6.5 million and $2.2 million, respectively, which is recorded in revenue from tenants in the consolidated statements of operations.
[2] Amount represents a receivable recorded for financing costs we incurred in connection with the mortgage loan that financed the acquisition of the global headquarters of the McLaren Group that the McLaren Group is required to reimburse us for. For accounting purposes, the receivable for these reimbursable costs is included in prepaid expenses and other assets on the consolidated balance sheet and in revenue from tenants in the consolidated statements of operations since the receivable is considered to be earned revenue attributed to the current period.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Funds from operations (FFO):
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$5,483	$(7,812)	$2,374	$(2,428)
Impairment charges	230	9,619	1,199	6,707
Depreciation and amortization	39,889	42,025	41,665	39,702
(Gain) loss on dispositions of real estate investments	—	(296)	(1,195)	7
FFO (as defined by NAREIT) attributable to common stockholders [1]	45,602	43,536	44,043	43,988
Acquisition, transaction and other costs	8	42	54	28
Loss on extinguishment of debt	—	—	—	—
Core FFO attributable to common stockholders [1]	45,610	43,578	44,097	44,016
Non-cash equity-based compensation	2,727	2,727	2,721	3,007
Non-cash portion of interest expense	2,596	2,614	2,590	2,395
Amortization related to above and below-market lease intangibles and right-of-use assets, net	330	(56)	81	158
Straight-line rent	(2,853)	(1,663)	(1,658)	(1,483)
Straight-line rent (rent deferral agreements) [2]	(120)	(273)	(246)	(521)
Eliminate unrealized (gains) losses on foreign currency transactions [3]	(4,210)	(1,201)	(3,591)	302
Amortization of mortgage discounts	251	258	263	187
Reimbursement of financing costs from McLaren [4]	—	—	—	(5,234)
Adjusted funds from operations (AFFO) attributable to common stockholders [1]	$44,331	$45,984	$44,257	$42,827

Weighted average common shares outstanding — Basic and Diluted	103,596	103,581	101,478	96,386
Net income (loss) per share attributable to common shareholders	$0.05	$(0.08)	$0.02	$(0.14)
FFO per diluted common share	$0.44	$0.42	$0.43	$0.46
Core FFO per diluted common share	$0.44	$0.42	$0.43	$0.46
AFFO per diluted common share	$0.43	$0.44	$0.44	$0.44
Dividends declared to common stockholders	$41,566	$41,564	$40,302	$38,139
Footnotes:
[1] FFO, Core FFO and AFFO for the three months ended March 31, 2022, December 31, 2021 and September 30, 2021 include income from a lease termination fee of $0.3 million, $6.5 million and $2.2 million, respectively, which is recorded in revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in FFO, Core FFO and AFFO. The termination fee of approximately $9.0 million which was paid by the tenant at the end of the lease term on January 4, 2022 was earned and recorded as income evenly over the period from September 3, 2021 through January 4, 2022.
[2] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO.
[3] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended March 31, 2022, the gain on derivative instruments was $4.6 million which consisted of unrealized gains of $4.2 million and realized gains of $0.4 million. For the three months ended December 31, 2021, the gain on derivative instruments was $0.9 million, which consisted of unrealized gains of $1.2 million and realized losses of $0.3 million. For the three months ended September 30, 2021, the gain on derivative instruments was $3.6 million which consisted of unrealized gains of $3.6 million. For the three months ended June 30, 2021, the loss on derivative instruments was $0.5 million, which consisted of unrealized losses of $0.3 million and realized losses of $0.2 million.
[4] Amount represents a receivable recorded for financing costs we incurred in connection with the mortgage loan that financed the acquisition of the global headquarters of the McLaren Group that the McLaren Group is required to reimburse us for. For accounting purposes, the receivable for these reimbursable costs is included in prepaid expenses and other assets on the consolidated balance sheet and in revenue from tenants in the consolidated statements of operations since the receivable is considered to be earned revenue attributed to the current period.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Debt Overview
As of March 31, 2022

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2022 (remainder)	1	0.5	2.0%	$55,161
2023	47	1.3	2.8%	270,441
2024	11	2.1	3.2%	348,278
2025	7	3.1	2.5%	77,804
2026	—	—	—%	—
2027	10	5.6	4.4%	162,580
Thereafter	44	7	4.3%	502,752
Total Non-Recourse Debt	120	4.1	3.6%	1,417,016	58%

Recourse Debt
Revolving Credit Facility		1.8	3.7%	260,270
Term Loan		2.3	1.9%	274,621
Senior Notes		5.7	3.8%	500,000
Total Recourse Debt		3.8	3.3%	1,034,891	42%

Total Debt		4.0	3.4%	$2,451,907	100%

Total Debt by Currency				Percent
USD				56%
EUR				26%
GBP				17%
CAD				1%
Total				100%

Footnotes:

[1] For non-recourse debt, amounts are shown within the year that the loan fully matures.

[2] As of March 31, 2022, the Company’s total combined debt was 87.6% fixed rate or swapped to a fixed rate and 12.4% floating rate.

[3] Excludes the effect of mortgage discounts and deferred financing costs, net. Current balances as of March 31, 2022 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Future Minimum Lease Rents
As of March 31, 2022
Amounts in thousands

Future Minimum Base Rent Payments [1]
2022 (remainder)	$259,827
2023	337,509
2024	307,758
2025	270,239
2026	243,133
2027	228,313
Thereafter	1,187,997
Total	$2,834,776
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.31 for GBP, €1.00 to $1.11 for EUR and C$1.00 to $0.80 as of March 31, 2022 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Top Ten Tenants
As of March 31, 2022
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
The McLaren Group	Industrial	Auto Manufacturing	$20,002	6%
FedEx	Distribution	Freight	14,040	4%
Whirlpool	Industrial/Distribution	Consumer Goods	13,215	4%
Government Services Administration (GSA)	Office	Government	12,313	3%
Foster Wheeler	Office	Engineering	11,157	3%
FCA USA	Industrial/Distribution	Auto Manufacturing	10,147	3%
ING Bank	Office	Financial Services	9,417	3%
Broadridge Finanical Solutions	Industrial	Financial Services	9,332	3%
Penske	Distribution	Logistics	8,500	2%
Finnair	Industrial	Aerospace	8,038	2%
Subtotal			116,161	33%

Remaining portfolio			244,145	67%

Total Portfolio			$360,306	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.31 for GBP, €1.00 to $1.11 for EUR and C$1.00 to $0.80 as of March 31, 2022 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Diversification by Property Type
As of March 31, 2022
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$150,325	42%	8,911	23%	$40,822	28%	2,582	13%
Industrial	127,740	36%	17,740	45%	78,613	52%	12,135	61%
Distribution	69,751	19%	11,430	29%	28,798	19%	5,053	25%
Retail	12,490	3%	1,259	3%	1,850	1%	200	1%
Total	$360,306	100%	39,340	100%	$150,083	100%	19,970	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.31 for GBP, €1.00 to $1.11 for EUR and
C$1.00 to $0.80 as of March 31, 2022 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Diversification by Tenant Industry
As of March 31, 2022
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$44,696	12%	3,285	8%	$9,332	6%	1,166	6%
Auto Manufacturing	42,268	12%	4,237	11%	16,550	11%	2,099	11%
Consumer Goods	20,560	6%	4,544	12%	17,838	12%	3,700	19%
Healthcare	19,653	5%	1,000	3%	8,059	5%	576	3%
Technology	17,327	5%	987	3%	3,428	2%	246	1%
Freight	14,978	4%	1,494	4%	6,966	5%	774	4%
Government	14,762	4%	536	1%	11,921	8%	424	2%
Aerospace	14,590	4%	1,416	4%	3,390	2%	293	2%
Metal Processing	14,331	4%	2,472	6%	10,906	7%	1,852	9%
Logistics	14,117	4%	2,269	6%	1,132	1%	170	1%
Telecommunications	13,871	4%	865	2%	—	—%	—	—%
Energy	11,446	3%	964	2%	10,179	7%	817	4%
Engineering	11,157	3%	366	1%	—	—%	—	—%
Pharmaceuticals	10,809	3%	476	1%	1,020	1%	86	—%
Metal Fabrication	10,136	3%	1,466	4%	5,367	4%	755	4%
Automotive Parts Supplier	9,435	3%	964	2%	7,131	5%	643	3%
Retail Food Distribution	8,283	2%	1,128	3%	825	1%	170	1%
Discount Retail	7,576	2%	1,001	3%	1,851	1%	200	1%
Publishing	6,740	2%	873	2%	—	—%	—	—%
Home Furnishings	5,977	2%	2,456	6%	5,977	4%	2,456	12%
Specialty Retail	5,378	1%	486	1%	2,370	2%	206	1%
Food Manufacturing	3,979	1%	598	2%	3,979	3%	598	3%
Building Products	3,945	1%	604	2%	3,945	3%	604	3%
Other [2]	34,292	10%	4,853	11%	17,917	10%	2,135	11%
Total	$360,306	100%	39,340	100%	$150,083	100%	19,970	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.31 for GBP, €1.00 to $1.11 for EUR and
C$1.00 to $0.80 as of March 31, 2022 for illustrative purposes, as applicable.

[2] Other includes 27 industry types as of March 31, 2022.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Diversification by Geography
As of March 31, 2022
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$216,447	60.1%	27,795	70.8%	$138,524	92.3%	18,882	94.4%
Michigan	53,100	14.7%	6,263	16.0%	35,065	23.4%	4,124	20.7%
Texas	24,339	6.8%	1,914	4.9%	13,798	9.2%	1,179	5.9%
Ohio	19,715	5.5%	4,405	11.2%	15,577	10.2%	3,366	16.8%
California	14,006	3.9%	1,226	3.1%	7,699	5.1%	838	4.2%
Tennessee	8,402	2.3%	1,125	2.9%	6,668	4.4%	662	3.3%
New Jersey	8,327	2.3%	349	0.9%	—	—%	—	—%
North Carolina	8,273	2.3%	2,657	6.8%	7,528	5.0%	2,628	13.2%
Indiana	6,896	1.9%	1,556	4.0%	3,427	2.3%	700	3.5%
Missouri	6,790	1.9%	656	1.7%	4,820	3.2%	566	2.8%
Alabama	5,606	1.6%	257	0.7%	320	0.2%	58	0.3%
New York	5,369	1.5%	963	2.5%	4,793	3.2%	887	4.4%
Illinois	5,254	1.5%	760	1.9%	1,747	1.2%	145	0.7%
South Carolina	4,996	1.4%	801	2.0%	4,996	3.3%	801	4.0%
Pennsylvania	4,240	1.2%	459	1.2%	1,931	1.3%	122	0.6%
Kentucky	4,223	1.2%	523	1.3%	3,314	2.2%	446	2.2%
Arkansas	2,973	0.8%	90	0.2%	2,973	2.0%	90	0.5%
Minnesota	2,762	0.8%	266	0.7%	1,286	0.9%	219	1.1%
Connecticut	2,742	0.8%	305	0.8%	2,742	1.8%	305	1.5%
Colorado	2,694	0.8%	87	0.2%	2,694	1.8%	87	0.4%
Massachusetts	2,232	0.6%	192	0.5%	2,232	1.5%	192	1.0%
Kansas	2,118	0.6%	292	0.7%	1,922	1.3%	277	1.4%
New Hampshire	2,076	0.6%	339	0.9%	1,676	1.1%	256	1.3%
Maine	1,932	0.5%	50	0.1%	1,932	1.3%	50	0.2%
Florida	1,878	0.5%	179	0.5%	1,878	1.3%	179	0.9%
Mississippi	1,580	0.4%	314	0.8%	283	0.2%	14	0.1%
Georgia	1,557	0.4%	492	1.3%	—	—%	—	—%
South Dakota	1,303	0.4%	54	0.1%	1,303	0.9%	54	0.3%
Vermont	1,236	0.3%	213	0.5%	—	—%	—	—%
Nebraska	1,150	0.3%	101	0.3%	278	0.2%	27	0.1%
Iowa	1,117	0.3%	236	0.6%	1,117	0.7%	236	1.2%
Louisiana	1,111	0.3%	112	0.3%	434	0.3%	36	0.2%
West Virginia	980	0.3%	104	0.3%	—	—%	—	—%
North Dakota	884	0.3%	47	0.1%	884	0.6%	47	0.2%
Oklahoma	699	0.2%	79	0.2%	699	0.5%	79	0.4%
Maryland	690	0.2%	120	0.3%	690	0.5%	120	0.6%
New Mexico	556	0.2%	46	0.1%	556	0.4%	46	0.2%
Wyoming	498	0.1%	37	0.1%	—	—%	—	—%
Montana	441	0.1%	58	0.2%	—	—%	—	—%
Idaho	441	0.1%	22	0.1%	—	—%	—	—%
Delaware	368	0.1%	10	—%	368	0.2%	10	—%
Nevada	344	0.1%	14	—%	344	0.2%	14	0.1%
Utah	315	0.1%	12	—%	315	0.2%	12	0.1%
Virginia	235	0.1%	10	—%	235	0.2%	10	—%
United Kingdom	73,917	20.6%	4,967	12.5%	1,488	1.0%	95	0.6%
The Netherlands	15,587	4.3%	1,007	2.6%	3,739	2.5%	364	1.8%
Finland	13,763	3.8%	1,457	3.7%	—	—%	—	—%
France	13,695	3.8%	1,663	4.2%	380	0.3%	32	0.2%
Germany	9,850	2.7%	1,584	4.0%	—	—%	—	—%
Channel Islands	5,873	1.6%	114	0.3%	—	—%	—	—%
Luxembourg	5,222	1.5%	156	0.4%	—	—%	—	—%
Canada	3,319	0.9%	372	1%	3,319	2.2%	372	1.9%
Italy	2,240	0.6%	196	0.5%	2,240	1.5%	196	1%
Spain	393	—%	29	0.1%	393	0.3%	29	0.1%
Total	$360,306	100%	39,340	100%	$150,083	100%	19,970	100%
Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.31 for GBP, €1.00 to $1.11 for EUR and
C$1.00 to $0.80 as of March 31, 2022 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2022 (Unaudited)
Lease Expirations
As of March 31, 2022

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2022 (Remaining)	8	$10,225	2.8%	644	1.6%
2023	24	20,059	5.6%	1,860	4.7%
2024	34	45,767	12.7%	4,394	11.2%
2025	21	36,104	10.0%	3,250	8.3%
2026	16	19,793	5.5%	1,490	3.8%
2027	21	8,912	2.5%	971	2.5%
2028	42	32,880	9.1%	4,104	10.4%
2029	23	33,592	9.3%	3,983	10.1%
2030	20	25,706	7.1%	2,040	5.2%
2031	15	27,369	7.6%	3,971	10.1%
2032	29	23,819	6.6%	2,189	5.6%
2033	7	16,318	4.5%	1,484	3.8%
2034	1	922	0.3%	228	0.6%
2035	5	7,263	2.0%	750	1.9%
2036	9	5,653	1.6%	716	1.8%
Thereafter (>2036)	30	45,762	12.8%	6,736	18.4%
Total	305	$360,144	100%	38,810	100%

[1] Annualized rental income converted from local currency into USD as of March 31, 2022 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Straight-Line Rent by Year of Lease Expiration as a Percentage of Total Straight-Line Rent
15%
10%
5%
0%
Percentage
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Therafter (>2036)
Year